Morgan Stanley Pacific Growth Fund Inc.
                     Item 77(o) 10f-3 Transactions
                   April 1, 2000- September 30, 2001


Security Date of    Price    Shares  %of     Total         Purcha   Broker
         Purchase   Of       Purcha  Assets  Issued        sed
                    Shares   sed                           By
                                                           Fund
Korea    06/28/01   $20.20   29,300          $2,300,000             UBS
Telecom                                                             Warbur
ADR                                  0.200%                0.0264   g
                                                           %
HDFC                $13.83   40,000  0.176%  $172,500,000  0.370%   Merril
Bank                                                                l
                                                                    Lynch

F:\legal\msdata\paraleg\10f-3\pacific growth